Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586

January 29. 2008

CONSENT OF ACCOUNTANT

Board of Directors Cold Gin Corporation Detroit. Michigan

To Whom It May Concern:

Maddox Ungar Silberstein. PLLC hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933. filed by Cold Gin Corporation. of our report dated December 10. 2007. relating to the financial statements of Cold Gin Corporation_ a Delaware Corporation. for the period ending December 31. 2006.

Sincerely,

/s/ Maddox Ungar Silberstein. PLLC Maddox Ungar Silberstein. PLLC